Exhibit 10.2

Amendment to EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”), effective as of July 20, 2015, is entered into by and between Ascent Capital Group, Inc., a Delaware corporation (the “Company”), and William E. Niles (“Executive”).
INTRODUCTION
The Executive and the Company entered into an Employment Agreement dated as of May 31, 2011 (the “Original Agreement”). The Company and Executive desire to amend the Original Agreement as set forth herein and, in consideration and in connection thereof, make an award of Restricted Stock Units to Executive under the Terms of the Company’s 2015 Omnibus Plan.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Term. Section 1.2 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“Subject to Article IV below, Executive’s employment hereunder shall terminate at the close of business on March 1, 2020 or such earlier date as provided for herein (the “Term”).”
2.Termination of Employment Without Cause. (a) Section 4.2(b) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“subject to Sections 4.6 and 4.8 below, an amount (the “Severance Payment”) equal to the sum of:
(i) if the termination of Executive’s employment occurs prior to a Change of Control (as defined in Section 4.9), the product of (i) the sum of Executive’s annual Base Salary plus the Target Award, both as in effect immediately prior to such Termination Without Cause multiplied by (ii) 1; or
(ii) if the termination of Executive’s employment occurs concurrently with or following a Change of Control, the product of (i) the sum of Executive’s annual Base Salary plus the Target Award, both as in effect immediately prior to such Termination Without Cause multiplied by (ii) 2;”
(b) Section 4.2(c) of the Original Agreement is hereby amended and restated to read in its entirety as follows: “[Intentionally Omitted.].”
3.Change of Control . The Original Agreement is hereby amended by adding a new Section 4.9 as follows:

“Change in Control” means any of the following that otherwise meets the definition of a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409A (as defined below):
(i)the acquisition by any person or group (excluding John C. Malone and/or any family member(s) of John C. Malone and/or any company, partnership, trust or other entity or investment vehicle controlled by such persons or the holdings of which are for the primary benefit of any of such persons (collectively, the “Permitted Holders”)) of ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or more than 50% of the total voting power of the stock of the Company;

(ii)the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, assets from the Company that have a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or

(iii)the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of stock of the Company possessing 30% or more of the total voting power of the stock of Company or the replacement of a majority of the Company’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of appointment or election.

For purposes of this Section 4.9, “person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.”
4.Except as amended by the preceding provisions of this Amendment, the Original Agreement shall remain in full force and effect according to its terms.

5.This Amendment will be governed by, and construed in accordance with, the substantive laws of the State of Colorado without giving effect to principles relating to conflicts of law.

6.This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June 20, 2015.

"COMPANY"
ASCENT CAPITAL GROUP, INC.
By:	/s/ William R. Fitzgerald
William R. Fitzgerald
Chairman

"EXECUTIVE"
By:	/s/ William E. Niles
William E. Niles

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